Exhibit 99.2

Investor and Media Contact: Richard E. Koch

(203) 750-3254

  News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at Morgan Stanley Basic Materials Conference

Clayton, MO, February 11, 2005 -- Olin Corporation's (NYSE: OLN) senior management will make a presentation at the Morgan Stanley Basic Materials Conference in New York City on February 22 at 9:00 am Eastern Time.

Copies of the presentation slides and background information will be available prior to the presentation to all investors, news media and the general public on Olin's web site www.olin.com in the Investor section under Recent Press Releases and Speeches. A live webcast and replay of the presentation will be available in the Investor Relations section of the Olin web site.

Olin Corporation is a manufacturer concentrated in three business segments: Metals, Chlor Alkali Products and Winchester. Metals products include copper and copper alloy sheet, strip, foil, and rod, welded tube, fabricated parts, metal packages and stainless steel strip. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid and bleach products. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.

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